UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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PHX MINERALS INC.

(Name of Registrant as Specified in its Charter)

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PHX MINERALS INC.

1601 NW Expressway, Suite 1100

Oklahoma City, OK 73118

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 2, 2021

To the Stockholders of PHX Minerals Inc.,

This supplement (this “Supplement”) relates to the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of PHX Minerals Inc. (the “Company”) to be held on Tuesday, March 2, 2021, at 9:00 a.m., Central Standard Time. This Supplement is being filed with the Securities and Exchange Commission (the “SEC”) and is being made available to stockholders on or about January 28, 2021.

The purpose of this Supplement is to provide amended and supplemental information about the expected treatment of “broker non-votes” as they apply to “Proposal 4 — Approval of Amendment and Restatement of Certificate of Incorporation” in the proxy statement, which was filed with the SEC on January 21, 2021 (the “Proxy Statement”).  This Supplement should be read in conjunction with the Company’s proxy statement, dated January 21, 2021 (the “Proxy Statement”), furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting. To the extent that information in this Supplement differs from, conflicts with, or updates information contained in the Proxy Statement, the information in this Supplement is more current and shall prevail. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement and the related proxy materials continues to apply and should be considered in voting your shares.

Information Regarding Proposal 4 — Approval of Amendment and Restatement of Certificate of Incorporation

This Supplement amends and updates information contained in the Proxy Statement relating to the “broker non-vote” rules that apply to the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 24,000,500 shares to 36,000,500 shares (“Proposal 4”).

The Proxy Statement indicated that brokerage firms do not have the discretion to vote customers’ uninstructed shares on Proposal 4. The Company has since been advised by the New York Stock Exchange (the “NYSE”) that the NYSE considers Proposal 4 to be a “routine” matter. Because Proposal 4 is a “routine” matter under NYSE rules, brokerage firms have the discretion under NYSE rules to vote their customers’ shares on Proposal 4 if their customers have not furnished voting instructions prior to the Annual Meeting. We therefore do not expect any “broker non-votes” in connection with Proposal 4. If you are a beneficial holder and you wish to vote “FOR,” “AGAINST” or “ABSTAIN” from Proposal 4, you must provide your broker with such an instruction.

Accordingly, the Company is hereby revising the information in the Proxy Statement to state that, in addition to Proposal 3 (the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending September 30, 2021), Proposal 4 is a “routine” matter for which brokerage firms will be permitted to exercise discretion to vote uninstructed shares.

The third paragraph of the subsection titled “What are abstentions and broker non-votes?” in the section titled “Questions and Answers About the Annual Meeting and Voting” in the Proxy Statement is hereby revised to read in its entirety as follows:

“If your shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors), Proposal 2 (Executive Compensation) and Proposal 5 (Approval of Long-Term Incentive Plan), and your shares will be considered broker non-votes with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will have discretionary authority to vote your shares with respect to Proposal 3 (Ratification of Accounting Firm) and Proposal 4 (Amendment to Certificate of Incorporation).”

In addition, the third paragraph of the subsection titled “What vote is required for the proposals to be approved?” in the section titled “Questions and Answers About the Annual Meeting and Voting” in the Proxy Statement is hereby revised to read in its entirety as follows:

“Proposal 4 (Amendment to Certificate of Incorporation): The amendment to the Company’s Certificate of Incorporation (as described herein) requires the affirmative vote of a majority of shares of Common Stock outstanding as of the Record Date. Abstentions will have the effect of a vote “AGAINST” approval. Brokers will have discretionary authority to vote on Proposal 4 and, accordingly, there will be no broker non-votes for this proposal.”

The Board of Directors recommends a vote “FOR” Proposal 4.

Your vote is very important to us. We encourage you to vote your shares before the Annual Meeting using one of the methods described in the proxy materials even if you plan to attend the Annual Meeting. Stockholders who have previously voted do not need to take any further action.

By order of the Board of Directors,

Ralph D’Amico, Secretary

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on March 2, 2021: The Proxy Statement, form of proxy card and the Company’s 2020 Annual Report to Stockholders are available at the following website: www.proxydocs.com/PHX.